UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2020

McDONALD'S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-05231	36-2361282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

110 N. Carpenter Street
Chicago, Illinois 60607
(Address of principal executive offices)(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	MCD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.
On November 3, 2019, McDonald’s Corporation (the “Company”) announced the termination of its former chief executive officer, Stephen Easterbrook, following the determination of the Board of Directors (the “Board”) that he violated Company policy and demonstrated poor judgment involving a consensual relationship with an employee.  Additional information about Mr. Easterbrook’s conduct has recently come to the attention of the Board through an employee report and prompted further investigation.  Based on the results of the investigation, the Board concluded that Mr. Easterbrook lied to the Company and the Board and destroyed information regarding inappropriate personal behavior and in fact had been involved in sexual relationships with three additional Company employees prior to his termination, all in violation of Company policy.  Had the Board been aware of this information, it would not have approved the terms of the Separation Agreement dated as of November 1, 2019, by and between Mr. Easterbrook and the Company (the “Separation Agreement”).  Accordingly, the Company has brought an action against Mr. Easterbrook in the Court of Chancery of the State of Delaware to recover compensation and severance benefits that would not have been retained by Mr. Easterbrook had he been terminated for cause.  In addition, the Company has taken immediate action to prevent Mr. Easterbrook from exercising any stock options or selling any stock issuable in respect of outstanding equity awards.  The Company’s complaint alleges that Mr. Easterbrook breached his fiduciary duties as an officer and director of the Company and committed fraud in the inducement, and seeks, among other things, compensatory damages for all the amounts paid to Mr. Easterbrook under the Separation Agreement and other costs and expenses incurred by the Company by virtue of his misconduct.
A copy of the complaint filed by the Company with the Court of Chancery of the State of Delaware is filed as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.	Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit No.	Description
99.1	Complaint, dated as of August 10, 2020, filed by McDonald’s Corporation with the Court of Chancery of the State of Delaware.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

August 10, 2020	By:	/s/ Jerome N. Krulewitch
Jerome N. Krulewitch Corporate Executive Vice President, General Counsel and Secretary